                                                                    EXHIBIT 12.1

                          NEBCO EVANS HOLDING COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)


                                                                                               PRO FORMA
                                            FISCAL YEAR                      SIX MONTHS       FISCAL YEAR
                            -------------------------------------------   -----------------   -----------
                             1992     1993     1994     1995     1996      1996      1997        1996
                            ------   ------   ------   ------   -------   -------   -------   -----------
Income (loss) before
  income taxes............  $  369   $  490   $  665   $1,089   $  (204)  $  (879)  $(4,357)   $ (12,878)
Fixed charges.............   5,148    4,774    5,323    6,065    22,314    10,936    13,898      102,729
                            ------   ------   ------   ------   -------   -------   -------   -----------
Earnings..................  $5,517   $5,264   $5,988   $7,154   $22,110   $10,057   $ 9,541    $  89,851
                            ======   ======   ======   ======   =======   =======   =======     ========
Interest expense..........  $3,404   $2,759   $3,294   $3,936   $16,423   $ 7,694   $10,520    $  90,956
Amortization of deferred
  financing costs.........     214      234      226      226       763       355       366        3,112
Interest portion of rent
  expense.................   1,530    1,781    1,803    1,903     5,128     2,887     3,012        8,661
                            ------   ------   ------   ------   -------   -------   -------   -----------
Fixed charges.............  $5,148   $4,774   $5,323   $6,065   $22,314   $10,936   $13,898    $ 102,729
                            ======   ======   ======   ======   =======   =======   =======     ========
Ratio of earnings to fixed
  charges.................    1.07     1.10     1.12     1.18    Note 1    Note 1    Note 1       Note 1
                            ======   ======   ======   ======   =======   =======   =======     ========


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Note 1: Earnings were less than fixed charges by $204, $879, $4,357 and $12,878 for the fiscal year 1996, six months 1996, six months 1997, and pro forma fiscal year 1996 respectively.